Exhibit 32

CERTIFICATION PURSUANT TO U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cognos Incorporated (the “Company”) on Form 10-K for the period ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert G. Ashe, President and Chief Executive Officer of the Company, and Tom Manley, Senior Vice President, Finance & Administration and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

    (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 28, 2005	/s/ Robert G. Ashe

Date	Robert G. Ashe,
President and Chief Executive Officer

April 28, 2005	/s/ Tom Manley

Date	Tom Manley
Senior Vice President, Finance & Administration and Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

This certification is being submitted solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor will the certification be deemed incorporated by reference in to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates it by reference.

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